                                                                    Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned, William H. Downey, does hereby constitute and appoint Barbara B. Curry or Mark G. English, his/her true and lawful attorney and agent, with full power and authority to execute in the name and on behalf of the undersigned individual a Report on Form 3, Form 4 or Form 5, and all amendments thereto; hereby granting unto such attorney and agent full power of substitution and revocation in the premises; and hereby ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal this 3rd day of October, 2007

___/s/ William H. Downey____________ Signature Name Printed: William H. Downey

STATE OF MISSOURI ) ) ss COUNTY OF JACKSON )

          On this 3rd day of October, 2007, before me the undersigned, a Notary Public, personally appeared William Downey, to be known to be the person described in and who executed the foregoing instrument, and who, being by me first duly sworn, acknowledged that he executed the same as his free act and deed.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

/s/ Renee Ray___________ Notary Public Jackson County, Missouri

My commission expires
August 30, 2010